UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

Commission file number 001-31617

BRISTOW GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	72-0679819
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2103 City West Blvd., 4th Floor, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

None

Former name, former address and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

On April 15, 2019, Bristow Group Inc. (the “Company”, “we”, “us” or “our”) announced an update on the timing of filing of its Quarterly Report on Form 10-Q for the quarter ended December 31, 2018. The Company continues to work towards filing its Quarterly Report on Form 10-Q for the quarter ended December 31, 2018 as soon as possible.

We are exploring strategic alternatives to strengthen our balance sheet and to preserve and maximize the value of the Company while remaining committed to providing safe, reliable service to our customers. We had aggregate cash on hand and availability under our asset backed revolving credit facility (“ABL Facility”), as of April 12, 2019, of $202.1 million.

We have engaged financial and legal advisors, including Alvarez & Marsal, Houlihan Lokey, Baker Botts L.L.P. and Wachtell, Lipton, Rosen & Katz, to assist us in, among other things, analyzing various strategic alternatives to address our liquidity and capital structure, including strategic financial alternatives to restructure our indebtedness. As part of this process and notwithstanding our ability to fund our payment, we have elected not to make the $12.5 million interest payment on our 6.25% Senior Notes due 2022 (the “Senior Notes”) due on April 15, 2019 and to exercise our contractual right to enter into a 30-day grace period under the relevant indenture (the “Senior Notes Grace Period”). No assurance can be given as to the outcome or timing of this process.

Waiver of Defaults

On April 15, 2019, the Company entered into waiver letters (the “Waiver Letters”) with its secured equipment financing lenders and ABL Facility lenders waiving certain events of default under such agreements as described below until June 19, 2019, subject to the delivery of the December 31, 2018 financial statements by such date and certain other conditions. However, if the Company has not made the April 15, 2019 interest payment on the Senior Notes by May 15, 2019, each waiver will expire on such date if the Company has not secured a customary forbearance agreement with the requisite holders of each of (i) the Company’s 8.75% Senior Secured Notes due 2023 (the “Secured Notes”), (ii) the Senior Notes and (iii) the 4.50% Convertible Senior Notes due 2023 (the “Convertible Notes”) whereby the requisite number of holders in each case agree to forbear from exercising all remedies with respect to any events of default arising out of the failure to make the April 15, 2019 interest payment due on the Senior Notes on or before the expiration of the Senior Notes Grace Period.

The Waiver Letters include waivers of cross-defaults under such secured equipment financings and the ABL Facility arising from the decision to enter the Senior Notes Grace Period. Although such payment is subject to the Senior Notes Grace Period, the failure to make such payment when due is an event of default under certain of the secured equipment financings and the ABL Facility. The Waiver Letters also provide waivers from any defaults or events of default with respect to the delivery of unaudited quarterly financial statements for the period ended December 31, 2018.

Risk Factor Update

The following risk factors are provided to supplement the risk factors of the Company previously disclosed under the headings “Risks Relating to Our Business” and “Risks Relating to Our Level of Indebtedness” in the Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (the “2018 Form 10-K”) and the Quarterly Report on Form 10-Q for the quarter ended September 30, 2018. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the 2018 Form 10-K.

We may not be successful in complying with the covenants contained in our debt instruments and lease agreements, and any such failure to comply could result in defaults under such commitments. If we are unable to obtain waivers of any such defaults, we could be required to repay our debt obligations or contractual commitments earlier than anticipated, and there is no assurance that we would have sufficient cash available to fund such payments.

Certain of our credit facilities which are secured by pledges of aircraft with aggregate outstanding borrowings of $391.2 million at December 31, 2018, and certain of our aircraft leasing arrangements to which we are the lessee, contain covenants of a non-financial nature related to pledged aircraft, and our failure to comply with these covenants could result in events of default under our financing agreements, unless waived. Each aircraft collateral pledge specifically identifies the airframes and engines of the aircraft pledged to its credit facility. Similarly, each aircraft lease specifically identifies the airframes and engines covered by the lease. The agreements contain a requirement to maintain certain collateralized engines on specific collateralized aircraft with limited exceptions for, among other things, the repair and maintenance of the aircraft engines. From time to time, engines are removed and replaced on an airframe. In some cases, these actions are subject to certain other limited exceptions permitted under the credit and lease agreements, so long as (a) a pledged or leased engine is replaced with another engine subject to the same transaction or, in some cases, any other engine, so long as such other engine is free and clear of liens other than certain permitted liens and (b) in the case of a “loaner” engine furnished by a maintenance provider temporarily replacing a pledged or leased engine, the “loaner” engine is replaced with an engine (which may be the original engine, post-maintenance) subject to the same transaction within 180 days after the removal of the original engine.

During the three months ended December 31, 2018, we determined that some “loaner” engines owned by maintenance providers and installed on pledged or leased airframes have been on those airframes for more than 180 days after the removal of the original engines. We are reliant upon third-party maintenance providers to complete maintenance work on these subject engines; however, these maintenance providers did not complete the required repair work within the 180-day period permitted by our affected credit and lease agreements for which the engine(s) can be separated from the assigned airframe(s) nor have the maintenance providers been able to provide a timetable for the ultimate completion of the repairs on those engines. These instances, while limited in number, were defaults under the affected credit and lease agreements. In addition, certain other engines had been installed on pledged or leased airframes for periods longer than 180 days. All issues related to this matter were cured prior to December 31, 2018 but for nine helicopter engines (relating to three agreements) where the pledged or leased engines were not returned to the pledged or leased airframes within specified periods due to delays with certain of our maintenance service providers. We obtained waivers of such non-compliance under the applicable agreements related to such helicopter engines. Due to maintenance provider delays and the resulting continuing non-compliance with certain provisions of our affected credit and lease agreements, we obtained waivers from the relevant lenders and lessors that extends the deadline for the replacement of “loaner” engines on the relevant airframes to the earlier of (i) the date that occurs 30 days after the receipt by the Company of the respective engine(s) at our facility where the relevant airframe is located at that time or (ii) February 10, 2020. Under these waivers, upon receipt of the affected engine(s) from our maintenance providers, we will have 30 days in order to reaffix the engine(s) to the relevant airframe.

Our decision to enter the Senior Notes Grace Period is, and the failure to make other payments of interest when due may be, an event of default under certain of our financing agreements, unless waived. Please see the discussion of the Waiver Letters with respect to the secured equipment financings and the ABL Facility described in this Current Report on Form 8-K for more information.

Certain of our financing agreements contain covenants that require us to deliver quarterly and annual financial information and other reports within specified time periods. Our failure to file the Form 10-Q or other financial information or reports within the specified time periods under these financing agreements would result in an event of default under certain of our financing agreements, unless waived or extended. In addition, we expect to amend our 2018 Form 10-K and our Forms 10-Q for the quarterly periods ended June 30, 2018 and September 30, 2018, and such amendments may include, among other things, disclosure of any material weakness referred to below and/or a restatement of the financial statements contained therein to reclassify certain debt from long-term to short-term and to replace the “Report of Independent Registered Public Accounting Firm” contained within the 2018 Form 10-K with a report that contains a going concern explanation or limitation. The failure to deliver an audit report with respect to our annual financial statements for the fiscal year ended March 31, 2018 without any going concern explanation or limitation will, and any purported misrepresentation which may have been deemed to have been contained in any of our restated financial statements contained in our 2018 Form 10-K and/or Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2018 and September 30, 2018 and certificates related thereto may, constitute an event of default under certain of our financing agreements. Our assessment of our ability to continue as a going concern is still ongoing.

Events of default under our secured financing and helicopter lease agreements, if not cured or waived, could require us to repay these obligations earlier than anticipated if the applicable counterparties pursue remedies. We may not have sufficient cash available at such time to fund such payments.

We have identified a material weakness in our internal control over financial reporting, which could, if not remediated, adversely affect our ability to report our financial condition and results of operations in a timely and accurate manner, investor confidence in our company and the value of our common stock.

Management has concluded that the Company did not have adequate monitoring control processes in place related to non-financial covenants within certain of its secured financing and lease agreements, and this control deficiency identified represents a “material weakness” in internal controls over financial reporting. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. As a result of such material weakness, our management concluded that our disclosure controls and procedures and internal control over financial reporting were not effective at a reasonable assurance level as of March 31, 2018 and the reporting periods thereafter.

The determination of the existence of a control deficiency related to these matters, which has been classified as a material weakness in our internal controls over financial reporting, and the need to assess possible non-compliance with all non-financial covenants commenced when our senior management became aware that certain pledged and leased helicopter engines were not matched to specific pledged or leased helicopter airframes or returned to such airframes within specified periods, as required under certain of the secured financing and helicopter lease agreements. The removal and replacement of engines and components from helicopters is part of our normal ongoing maintenance activities; however, since certain of those helicopter engines and airframes are pledged to lenders or leased from lessors, the removal of a pledged or leased engine from a pledged or leased airframe can create issues of non-compliance with certain of the secured financing and helicopter lease agreements. All issues related to this matter were cured prior to December 31, 2018 for all but nine helicopter engines (relating to three agreements) where the pledged or leased engines were not returned to the pledged or leased airframes within specified periods due to delays with certain of our maintenance service providers. We have obtained waivers of such non-compliance under the applicable agreements related to such helicopter engines. We are in the process of remediating this material weakness, but our remediation efforts are not yet complete. There can be no assurance as to when the remediation plan will be fully implemented or whether the remediation efforts will be successful.

Until our remediation plan is fully implemented, our management will continue to devote time and attention to these efforts. If we do not complete our remediation in a timely fashion, or at all, or if our remediation plans are inadequate, our future consolidated financial statements could contain errors that may be undetected. The existence of a material weakness in the effectiveness of our internal controls could also affect our ability to obtain financing or could increase the cost of any financing we obtain. The identification of the material weakness could also cause investors to lose confidence in the reliability of our financial statements and could result in a decrease in the value of our common stock.

We have engaged financial and legal advisors to assist us in, among other things, analyzing various strategic financial alternatives to address our liquidity and capital structure, including strategic financial alternatives to restructure our indebtedness. We and certain of our subsidiaries may elect to implement such a transaction through Chapter 11 of the United States Bankruptcy Code (“Chapter 11”) in order to obtain court approval of such transactions and to facilitate the stakeholder approvals necessary to implement such transactions.

We have engaged financial and legal advisors to assist us in, among other things, analyzing various strategic financial alternatives to address our liquidity and capital structure, including strategic financial alternatives to restructure our indebtedness. Our liquidity consisting of cash on hand and availability under our ABL Facility as of April 12, 2019 was $202.1 million, an approximate 15% decrease from $236.9 million of liquidity as of December 31, 2018. As part of this review of strategic financial alternatives, we have elected not to make the $12.5 million interest payment on the Senior Notes due April 15, 2019. Such payment is subject to a 30-day grace period under the indenture governing the Senior Notes; however, such missed payment triggers cross-default provisions in certain of other indebtedness and lease agreements. We have obtained conditional waivers of such default under the relevant indebtedness through June 19, 2019 and expect to continue to need to seek waivers of other defaults under certain of our indebtedness and lease agreements with respect to any breaches of such agreements as a result of the potential restatement of our 2018 Form 10-K and/or Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2018 and September 30, 2018 and certificates related thereto. Further, if we have not made the April 15, 2019 interest payment on the Senior Notes on or before the expiration of the Senior Notes Grace Period, in order for the payment default waivers from our secured equipment lenders and ABL lenders to continue in effect beyond May 15, 2019, we are required to obtain forbearance agreements from the requisite holders of each of the Senior Notes, Convertible Notes and Secured Notes by such date. If we are unsuccessful in obtaining the necessary waivers or forbearance agreements, we may be required to repay some or all of our indebtedness on an accelerated schedule, and our cash may not be sufficient to meet such commitments as they may be accelerated. We cannot assure you that any of our strategies will yield sufficient funds to meet our ongoing liquidity needs, including for payments of interest and principal on our debt in the future, which could cause us to default on our obligations. We may sell certain of our assets and may receive less than the value at which those assets are carried on our consolidated financial statements.

We and certain of our subsidiaries may elect to implement such a transaction through Chapter 11 in order to obtain court approval of such transactions and to facilitate the stakeholder approvals necessary to implement such transactions, or it may otherwise become necessary for us to seek protection under Chapter 11. If a Chapter 11 proceeding is commenced, our management would be required to spend a significant amount of time and effort dealing with the proceeding, including managing the potential impact to our business and relationships. We also need to ensure that during any Chapter 11 proceeding, we retain management and other key personnel necessary to the success and growth of our business. In addition, during the period of time we are involved in a bankruptcy proceeding, our customers and suppliers might lose confidence in our ability to reorganize our business successfully and could seek to establish alternative commercial relationships, which may cause, among other things, our suppliers, vendors, counterparties and service providers to renegotiate the terms of our agreements, attempt to terminate their relationship with us or require financial assurances from us. Although we remain committed to providing safe, reliable operations, customers may lose confidence in our ability to provide them the level of service they expect, resulting in a significant decline in our revenues, profitability and cash flow.

Additionally, all of our indebtedness is senior to the existing common stock in our capital structure. As a result, we believe that the restructuring our indebtedness and the confirmation of a plan that has requisite stakeholder support under a Chapter 11 proceeding could cause the shares of our existing common stock to be canceled, resulting in a limited recovery, if any, for holders of our common stock, and would place holders of our common stock at significant risk of losing all of their investment in our shares. Additionally, certain of our consolidated subsidiaries have a significant amount of secured indebtedness that is senior to our unsecured indebtedness. As a result, we believe that the outcome of a Chapter 11 proceeding could result in a limited recovery, if any, for unsecured noteholders and certain other unsecured creditors.

The consolidated financial statements to be included in our amended 2018 Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018 and our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 may contain disclosures that express substantial doubt about our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

The consolidated financial statements to be included in our amended 2018 Form 10-K, our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018 and our Annual Report on Form 10-K for the fiscal year ended March 31, 2019 will be prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities and other commitments in the normal course of business and will not include any adjustments that might result from uncertainty about our ability to continue as a going concern. Such assumption may not be justified. Our liquidity has been negatively impacted by the prolonged downturn in the offshore oil and gas market, our levels of indebtedness, lease and aircraft purchase commitments and certain other commercial contracts. In addition, we have substantial interest payment obligations related to our debt and substantial lease and aircraft purchase commitments over the next twelve months. If we are unable to execute transactions to improve our financial condition, we do not believe we will have sufficient liquidity to conduct our business operations based on existing conditions and estimates during the next twelve months. If we become insolvent, investors in our common stock may lose the entire value of their investment in our business. The inclusion of disclosures that express substantial doubt about our ability to continue as a going concern may negatively impact the trading price of our common stock and have an adverse impact on our relationship with third parties with whom we do business, including our customers, vendors and employees, and could make it challenging and difficult for us to raise additional debt or equity financing to the extent needed, on attractive terms or at all, all of which could have a material adverse impact on our business, financial condition and results of operations.

Our common stock could be delisted or be suspended from trading.

Our common stock is currently listed on the New York Stock Exchange (the “NYSE”). In order for our common stock to continue to be listed on the NYSE, we are required to comply with various quantitative and qualitative listing standards. A renewed or continued decline in the closing price of our common stock on the NYSE could result in a breach of these requirements. On February 20, 2019, the NYSE notified us that we were not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of our failure to timely file our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018. If we are not able to cure any such breach or regain compliance with the NYSE Listed Company Manual, the NYSE could commence suspension or delisting procedures in respect of our common stock. The commencement of suspension or delisting procedures by the NYSE remains, at all times, at the discretion of the NYSE and would be publicly announced by the NYSE.

If a suspension or delisting were to occur, there would be significantly less liquidity in our common stock. In addition, our ability to raise capital and compensate personnel by means of share-based compensation would be greatly impaired. Furthermore, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to our common stock. A suspension or delisting would likely decrease the attractiveness of our common stock to investors and cause the trading volume of our common stock to decline, which could result in a further decline in the market price of our common stock.

If certain transactions occur with respect to our capital stock, limitations may be imposed on our ability to utilize net operating loss carryforwards and tax credits to reduce our income taxes.

Under federal income tax law, a corporation generally is permitted to carry forward net operating losses from prior tax years to offset taxable income, and correspondingly reduce federal income tax liability, in later tax years. We have net operating loss carryforwards for federal income tax purposes of approximately $98.9 million as of December 31, 2018. Our ability to utilize our net operating loss carryforwards to offset future taxable income and reduce federal income tax liability is subject to certain requirements and restrictions. In particular, if we experience an “ownership change,” as defined in section 382 of the U.S. Internal Revenue Code, then our ability to use our net operating loss carryforwards may be substantially limited, which could have a negative impact on our financial position and results of operations. Generally, there is an “ownership change” if one or more shareholders owning 5% or more of a corporation’s common stock have aggregate increases in their ownership of such stock of more than 50% over the relevant three-year period. Thus, if certain transactions occur with respect to our capital stock (including issuances, redemptions, recapitalizations, exercises of options, conversions of convertible debt, purchases or sales by 5%-or-greater shareholders and similar transactions) that result in a cumulative change of more than 50% of the ownership of capital stock over the relevant three-year period, an annual limitation would be imposed with respect to the ability to utilize our net operating loss carryforwards that existed at the time of the ownership change. Under section 382 of the U.S. Internal Revenue Code, absent an application exception, if a corporation undergoes an “ownership change,” the amount of its net operating losses existing as of the time of the ownership change that may be utilized to offset future taxable income generally will be subject to an annual limitation equal to the value of its stock immediately prior to the ownership change multiplied by the long-term tax-exempt rate (plus an additional amount calculated based on certain “built in gains” in our assets that may be deemed to be realized within a 5-year period following any ownership change). Because the value of our stock can fluctuate materially, it is possible an ownership change would materially limit our ability to utilize our substantial federal income tax net operating loss carryforwards in the future. As such, there can be no assurance that we will be able to utilize our net operating loss carryforwards to offset future taxable income.

Press Release

On April 15, 2019, the Company issued a press release. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of April 15, 2019.

Cautionary Statements Regarding Forward-Looking Information

Investors are cautioned that some of the statements we use in this report contain forward-looking statements and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties and depend upon future events or conditions. Actual events or results might differ materially from those expressed or forecasted in these forward-looking statements. Accordingly, we cannot guarantee you that our plans and expectations will be achieved. Such statements may include, but are not limited to, statements about the Company’s liquidity, negotiations with our lenders and lease counterparties, pursuit of strategic financial alternatives, including our potential filing of Chapter 11 proceedings, and other plans, objectives, expectations and intentions and other statements that are not historical facts. Important factors that could cause actual events or results to differ materially from those anticipated by our forward-looking statements or historical performance can be found in the Company’s filings with the Securities and Exchange Commission.

Our forward-looking statements speak only as of the date they are made and should not be relied upon as representing our plans and expectations as of any subsequent date. We undertake no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except to the extent required by the federal securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: April 15, 2019	By:	/s/ Brian J. Allman
Brian J. Allman
Senior Vice President and Chief Financial Officer